	The Money Store Residential Loan Notes	Record Date: 07/31/02
[WACHOVIA LOGO]	Series 1998-I	Determination Date: 08/12/02
	Statement To Certificateholder	Distribution Date: 08/15/02
A

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1	60935FAP5	6.40500%	54,493,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-2	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-3	60935FAR1	6.21500%	29,277,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-4	60935FAS9	6.51500%	23,496,000.00	1,077,852.32	5,851.84	1,077,852.32	0.00	1,083,704.16	0.00
Factors per Thousand					0.24905686	45.87386449		46.12292135	0.00000000
A-5	60935FAT7	7.17000%	17,989,000.00	17,989,000.00	107,484.28	776,447.29	0.00	883,931.57	17,212,552.71
Factors per Thousand					5.97500028	43.16233754		49.13733782	956.83766246
B	60935FAW0	8.40000%	13,500,000.00	7,526,389.08	52,684.72	0.00	0.00	52,684.72	7,526,389.08
Factors per Thousand					3.90257185	0.00000000		3.90257185	557.51030222
M-1	60935FAU4	7.27000%	22,500,000.00	12,543,981.79	75,995.62	0.00	0.00	75,995.62	12,543,981.79
Factors per Thousand					3.37758311	0.00000000		3.37758311	557.51030178
M-2	60935FAV2	7.49500%	19,000,000.00	10,592,695.74	66,160.21	0.00	0.00	66,160.21	10,592,695.74
Factors per Thousand					3.48211632	0.00000000		3.48211632	557.51030211
Pool I			200,000,000.00	49,729,918.93	308,176.67	1,854,299.61	0.00	2,162,476.28	47,875,619.32
Totals					1.54088335	9.27149805		10.81238140	239.37809660

GP	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand

Totals			200,000,000.00	49,729,918.93	308,176.67	1,854,299.61	0.00	2,162,476.28	47,875,619.32

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372

	The Money Store Residential Loan Notes	Record Date: 07/31/02
[WACHOVIA LOGO]	Series 1998-I	Determination Date: 08/12/02
	Statement To Certificateholder	Distribution Date: 08/15/02
A

Certificate Information

	Current Interest	Carry Forward
	Requirement	Amount
A-1	0.00	0.00
A-2	0.00	0.00
A-3	0.00	0.00
A-4	5,851.84	0.00
A-5	107,484.28	0.00
B	52,684.72	0.00
M-1	75,995.62	0.00
M-2	66,160.21	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount

A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372

	The Money Store Residential Loan Notes	Record Date: 07/31/02
[WACHOVIA LOGO]	Series 1998-I	Determination Date: 08/12/02
	Statement To Certificateholder	Distribution Date: 08/15/02
A

Schedule of Remittance

Aggregate Amount Received	2,305,652.21
Monthly Advance (incl. Comp Int.)	7,345.58
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	0.00
(Servicer Fee)	(11,481.41)
(Contingency Fee)	(11,481.41)
(Late Charges)	(21,098.62)
(Escrow)	(11,198.70)

(47,914.56)
Available Remittance Amount	2,257,737.65

EXHIBIT O	Outstanding Balance	53,775,791.93
	# Accounts	2,699

Fees
Contingency Fee	11,481.41
Expense Account	1,657.66
FHA Premium Amount	1,903.24
Servicer Fee	11,481.41

Prior Three Months Weighted Average Mortgage Interest Rates

4/02	5/02	6/02
13.758%	13.761%	13.760%

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	380	6,977,544.79	12.98%
Delinquent 30-59 Days	74	1,252,848.68	2.33%
Delinquent 60-89 Days	29	454,013.43	0.84%
Delinquent 90 and over	21	374,943.49	0.70%
Loans in Foreclosure	16	600,823.07	1.12%
REO Property	3	104,017.61	0.19%

Totals	523	9,764,191.07	18.16%

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372

	The Money Store Residential Loan Notes	Record Date: 07/31/02
[WACHOVIA LOGO]	Series 1998-I	Determination Date: 08/12/02
	Statement To Certificateholder	Distribution Date: 08/15/02
A

Collateral Information

Accelerated Principal Distribution	213,325.73
Adjusted Mortgage Interest Rate	12.220
Aggregate Beginning Principal Balance of Loans	55,751,030.19
Aggregate Ending Principal Balance of Loans	53,775,791.93
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct	1,903.24
Available Maximum Suboridination Amount	7,604,173.00
Compensating Interest	294.34
Curtailments	36,714.04
Excess and Monthly Payments	194,794.42
FHA Claims Filed	0.00
FHA Claims Paid	0.00
FHA Claims Pending	16,056.27
FHA Payments Denied	0.00
FHA and Related Payments Received	0.00
GP Remittance Amount Payable	0.00
Interest Received	631,666.12
Payments and Reimbursments to the Servicers pursuant to:
section 4.04 (b)	0.00
section 4.04 (c)	0.00
section 4.04 (d)ii	0.00
section 4.04 (e)	0.00
section 4.04 (f)I	22,962.82
Payment of Certificate Remittance Amount (Owner Trustee)	91,700.47

Principal Prepayments (Number / Amount)	75	1,400,313.86
Realized Losses (Current / Cumulative)	343,415.94	28,200,048.42
Reimbursable Amount		0.00
Reserve Amount		0.00
Specified Subordinated Amount		6,021,111.26
Spread Amount		5,900,172.61
WAC		13.760%
WAM		177.531
Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.501%
Trigger Event Calculation
1. (i) Exceeds 50% of (ii)	No
(i) Sixty-day Delinquency Ratio		2.85%
(ii) Senior Enhancement Percentage		67.99%
2. Both(a) and (b) occur	Yes
(a) Either (x) or (y) occur		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		2.86%
(y) The Cumulative Realized Losses exceeds $28,200,000		28,200,048.42
and (b) either (x) or (y)		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		2.86%
(y) The Cumulative Realized Losses exceed $9,400,000		28,200,048.42
If 1) or 2) is “YES” then trigger event is in effect	Yes

Wells Fargo Bank 11000 Broken Land Parkway Columbia, Maryland 21044	Shelley Lauffer Phone: 410-884-2169 Fax: 410-884-2372